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Exhibit 5
Exhibit 23.2

SOLOMON PEARL BLUM HEYMANN & STICH LLP
Attorneys and Counselors-At-Law
                                   40 Wall Street       Trinity Place
                                   35th Floor           1801 Broadway, Suite 115
                                   New York, NY 10005   Denver, CO 80202
                                   TEL (212) 267-7600   TEL (303) 832-6686
                                   FAX (212) 267-2030   FAX (303) 832-6653

May 24, 2002

Eurotech, Ltd.
10306 Eaton Place
Suite 220
Fairfax, Virginia 22030

Gentlemen:

         We have acted as counsel to Eurotech, Ltd., a District of Columbia corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement"), to which this opinion is an exhibit, filed by the Company, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed public offering by security holders of the Company of a proposed maximum aggregate amount of $11,200,000 worth of shares (the "Shares") of the Company's common stock, $0.00025 par value per share ("Common Stock"), including Shares issuable upon conversion of a warrant for 50,000 shares of Common Stock which may be granted to Jenks & Kirkland, Ltd. ("J&K") pursuant to the terms of that certain Private Equity Agreement between J&K and the Company dated as of February 22, 2002 (the "Private Equity Agreement") and also including shares that may be issuable if the Company declares a Blackout Period pursuant to the Private Equity Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Private Equity Agreement.

         The law covered by the opinions expressed herein is limited to the Law of the District of Columbia. We advise that we are not licensed to practice law in the District of Columbia and, in giving the opinion expressed below, such opinion is based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such jurisdiction.

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

         (1) the Articles of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

         (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Shares provided to us by the Company.

         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have not independently established the facts so relied on.

         Based upon and subject to the foregoing, it is our opinion that, assuming the availability of sufficient authorized and unissued, or issued but not outstanding, shares of Common Stock, when issued by the Company in accordance with the terms of the Private Equity Agreement and the Warrant, the Shares will be validly issued, fully paid and nonassessable.


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Eurotech, Ltd.
May 24, 2002
Page 2


         We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          SOLOMON PEARL BLUM HEYMANN & STICH LLP


                                          By  /s/ Robert A. Solomon
                                               Robert A. Solomon